Exhibit 99.1

Contact:

Investors & Financial Media:

Mitch Gellman

(949) 260-8328

ir@simpletech.com

SIMPLETECH INCREASES GUIDANCE FOR FOURTH QUARTER OF 2006

SANTA ANA, CALIF., December 4, 2006 — SimpleTech, Inc. (Nasdaq: STEC), today announced revised earnings and revenue guidance for the fourth quarter ending December 31, 2006. Based upon information currently available, the company expects fourth quarter of 2006 diluted earnings per share to be in the range of $0.17 to $0.18 and revenue to be in the range of $105 million to $107 million. The company’s previous guidance for the fourth quarter of 2006, issued on November 8, 2006, estimated diluted earnings per share in the range of $0.15 to $0.16 and revenue in the range of $95 million to $100 million. The revision to earnings and revenue estimates for the fourth quarter of 2006 is primarily attributable to stronger than expected performance from both the company’s OEM and Consumer Divisions.

About SimpleTech, Inc. (Nasdaq: STEC)

SimpleTech, Inc. designs, develops, manufactures and markets custom and open-standard memory solutions based on Flash memory and DRAM technologies, and external storage solutions. Headquartered in Santa Ana, California, the company specializes in developing high-density DRAM memory modules and high-speed, high-capacity solid-state Flash drives and memory cards used in sensitive and highly-volatile environments. The company offers a comprehensive product line, including Flash and DRAM-based memory solutions and external hard drive storage solutions used by consumers and original equipment manufacturers. For information about SimpleTech, Inc., and to subscribe to the company’s “Email Alert” service, please visit our web site at www.simpletech.com, click “Investor” and then Email Alert.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning our revised diluted earnings per share and revenue guidance for the fourth quarter of 2006 and stronger than expected performance from both the company’s OEM and Consumer Divisions. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by SimpleTech, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; our backlog may not result in future revenue; delays in the qualification process of our products with customers; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have and may undertake in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; effects of seasonality; interruptions or delays at the semiconductor manufacturing facilities that supply products to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets; our inability to maintain and increase market share; difficulty competing in sectors characterized by aggressive pricing and low margins; higher than anticipated product returns, inventory write-downs, price protection and rebate charges; new customer and supplier relationships may not be implemented successfully; impact of our previously announced stock repurchase program; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact consumer confidence and hence reduce demand for our products. The information contained in this press release is a statement of SimpleTech’s present intention, belief or expectation. SimpleTech may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in SimpleTech’s assumptions or otherwise. SimpleTech undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.